Exhibit 99.1

DCP MIDSTREAM REPORTS FOURTH QUARTER AND FULL YEAR RESULTS AND ANNOUNCES 2019 GUIDANCE
DENVER, February 11, 2019 (GLOBE NEWSWIRE) - DCP Midstream, LP (NYSE: DCP), or DCP, today reported its financial results for the fourth quarter and year ended December 31, 2018, and announced its 2019 guidance.
HIGHLIGHTS

•
Reported net income attributable to partners of $94 million and $298 million for the quarter and year ended December 31, 2018, or $0.28 and $0.61 per basic and diluted limited partner unit, respectively.

•	Delivered strong 2018 results with distributable cash flow ("DCF") above the high end of guidance.

•	Generated DCF of $138 million and $684 million for the quarter and year ended December 31, 2018, resulting in a distribution coverage ratio of 0.90 and 1.11 times, respectively.

•	Reported adjusted EBITDA of $245 million and $1,092 million for the quarter and year ended December 31, 2018, respectively.

•	Strong NGL pipeline throughput volumes increased approximately 20% from the fourth quarter of 2017, driven by record volumes on Southern Hills and Sand Hills.

•	Sand Hills capacity expanded to 485 MBbls/d in the fourth quarter of 2018.

•	Achieved record wellhead volumes in the DJ Basin in the fourth quarter of 2018, up approximately 20% from the fourth quarter of 2017.

•	Announced sale of wholesale propane business in January 2019, with proceeds to support funding our strategic capital program.

FOURTH QUARTER 2018 SUMMARY FINANCIAL RESULTS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited)
	(Millions, except per unit amounts)

Net income attributable to partners	$94	$60	$298	$229
Net income per limited partner unit - basic and diluted	$0.28	$0.10	$0.61	$0.43
Adjusted EBITDA(1)	$245	$280	$1,092	$1,017
Distributable cash flow(1)	$138	$176	$684	$643

(1)
This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, distributable cash flow and adjusted segment EBITDA. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure under “Reconciliation of Non-GAAP Financial Measures” in schedules at the end of this press release.

CEO'S PERSPECTIVE
“We delivered strong 2018 results, including exceeding our guidance for distributable cash flow, distribution coverage, and bank leverage, while successfully executing our long term capital allocation strategy,” said Wouter van Kempen, chairman, president, and CEO. “Our proactive approach to optimizing our operations and balancing our value chain continues to produce strong financial results, better service for our customers, and record industry safety performance. We are stepping into 2019 on solid ground with a balanced portfolio, focus on fiscal discipline, and growing cashflows.”

2019 OUTLOOK
($ in Millions)	Forecast Ranges
Net income attributable to partners	$335	-	$465
Forecasted adjusted EBITDA(1)	$1,145	-	$1,285
Forecasted distributable cash flow(1)	$700	-	$800
Maintenance capital expenditures	$90	-	$110
Growth capital expenditures	$600	-	$800

(1)
This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, distributable cash flow, forecasted adjusted EBITDA and forecasted distributable cash flow. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure under “Reconciliation of Non-GAAP Financial Measures” in schedules at the end of this press release.

DCP estimates the following 2019 annualized commodity sensitivities, including the effects of hedging:

Commodity	Price range	Per unit change	After hedge impact ($ in Millions)
NGLs ($/gal)	$0.60-$0.70	$0.01	$3
Natural Gas ($/MMBtu)	$2.80-$3.10	$0.10	$7
Crude Oil ($/Bbl)	$53-$63	$1.00	$4

DCP's 2019 guidance expectations include the following assumptions:

•	Expect to self-fund a portion of growth capital expenditures with excess coverage and potential divestitures

•	No planned common equity issuances

•	Lower costs

•	Higher volumes on Sand and Southern Hills associated with expansions placed into service during 2018

•	Higher Guadalupe margins

•	Full year Mewbourn 3 and partial year O’Connor 2 adjusted EBITDA

•	Lower commodity prices

•	Ethane rejection of 60 - 70 MBbls/d

GROWTH UPDATE
Permian Logistics Growth

•	Increased Sand Hills NGL pipeline capacity to 485 MBbls/d in the fourth quarter of 2018.

•	The approximately 2.0 Bcf/d Gulf Coast Express ("GCX") gas takeaway pipeline is fully subscribed and construction is underway. GCX is expected to be placed in service in the fourth quarter of 2019.
DJ Basin Logistics and G&P Growth

•
Adding NGL takeaway to the DJ Basin with Southern Hills pipeline extension via the White Cliffs pipeline. The initial capacity out of the DJ Basin is expected to be 90 MBbls/d, expandable to 120 MBbls/d, with an anticipated fourth quarter 2019 in-service date.

•	Expanding Front Range by 100 MBbls/d and Texas Express by 90 MBbls/d, adding NGL takeaway from the DJ Basin. Both expansions are expected to go into service in the third quarter of 2019.

•	DCP holds an option to acquire a 33% interest in the Cheyenne Connector, exercisable after FERC approval for the project, with an anticipated fourth quarter 2019 in-service date.

•
Construction of the 300 MMcf/d O'Connor 2 facility, comprised of processing capacity of 200 MMcf/d and up to 100 MMcf/d of bypass, is progressing well. The O'Connor 2 plant is expected to be in-service in the second quarter of 2019, and associated bypass is expected to be in-service in the third quarter of 2019.

•	The Bighorn program is under development with focus on adding additional gas processing and bypass infrastructure to the DJ Basin.
Fractionation Growth

•
DCP holds an option to acquire a 30% ownership interest in two 150 MBbls/d fractionators to be constructed within Phillips 66's Sweeny Hub, exercisable at the in-service date, which is expected to be in late 2020.

COMMON UNIT DISTRIBUTIONS
On January 23, 2019, DCP announced a quarterly common unit distribution of $0.78 per limited partner unit. DCP generated distributable cash flow of $138 million and $684 million for the quarter and year ended December 31, 2018, respectively. Distributions declared were $154 million for the fourth quarter of 2018 and $618 million for the year ended December 31, 2018, resulting in a distribution coverage ratio of 0.90 and 1.11 times for the quarter and year ended December 31, 2018, respectively.

FOURTH QUARTER 2018 OPERATING RESULTS BY BUSINESS SEGMENT
Logistics and Marketing
Logistics and Marketing Segment net income attributable to partners for the three months ended December 31, 2018 and 2017 was $152 million and $88 million, respectively.

Adjusted segment EBITDA increased to $148 million for the three months ended December 31, 2018, from $114 million for the three months ended December 31, 2017, reflecting higher equity earnings and distributions driven by increasing volumes on Sand Hills and Southern Hills, and higher gas marketing margins associated with Guadalupe, partially offset by losses from realized cash settlements related to DCP's commodity derivative program and impacts of the Sand Hills third party line strike.
Gathering and Processing
Gathering and Processing Segment net income attributable to partners for the three months ended December 31, 2018 and 2017 was $89 million and $132 million, respectively.
Adjusted segment EBITDA decreased to $170 million for the three months ended December 31, 2018, from $252 million for the three months ended December 31, 2017, reflecting increased operating costs associated with higher reliability and maintenance spending, lower distributions from Discovery, and lower Permian results including impacts of the Sand Hills third party line strike. These decreases were partially offset by DJ Basin growth and higher margins in the Midcontinent.
CAPITALIZATION, LIQUIDITY AND FINANCING
Debt and Credit Facilities
DCP has two credit facilities with up to $1.6 billion of total capacity. Proceeds from these facilities can be used for working capital requirements and other general partnership purposes including growth and acquisitions.

•
DCP has a $1.4 billion senior unsecured revolving credit agreement that matures on December 6, 2022, or the Credit Agreement. As of December 31, 2018, total available capacity under the Credit Agreement was $1,036 million net of $351 million of outstanding borrowings and $13 million of letters of credit.

•
DCP has an accounts receivable securitization facility that provides up to $200 million of borrowing capacity at LIBOR market index rates plus a margin through August 2019. As of December 31, 2018, DCP had $200 million of outstanding borrowings under the accounts receivable securitization facility included in current debt.

On January 18, 2019, DCP issued $325 million of additional aggregate principal amount to our existing $500 million 5.375% Senior Notes due July 2025. The proceeds will be used for general partnership purposes including the funding of capital expenditures and repayment of outstanding indebtedness under the Credit Agreement.
As of December 31, 2018, DCP had $5,326 million of total consolidated principal debt outstanding, including $525 million of current maturities. The total debt outstanding includes $550 million of junior subordinated notes which are excluded from debt pursuant to DCP's Credit Agreement leverage ratio calculation. For the year ended December 31, 2018, DCP's leverage ratio was approximately 3.8 times. The effective interest rate on DCP's overall debt position, as of December 31, 2018, was 5.2%.
Issuance of Preferred Equity
In October, 2018, DCP issued 4,400,000 of 7.950% Series C Preferred Units, at a price of $25 per unit. DCP used the net proceeds of $106 million from this issuance for general partnership purposes, including funding capital expenditures and the repayment of outstanding indebtedness under the Credit Agreement.

CAPITAL EXPENDITURES AND INVESTMENTS
During the three months and year ended December 31, 2018, DCP had expansion capital expenditures and equity investments totaling $226 million and $856 million, respectively, and maintenance capital expenditures totaling $30 million and $99 million, respectively.
EARNINGS CALL
DCP will host a conference call webcast tomorrow, February 12, at 11:00 a.m. ET, to discuss its fourth quarter and full year 2018 earnings and 2019 guidance. The live audio webcast of the conference call and presentation slides can be accessed through the Investors section on the DCP website at www.dcpmidstream.com and the conference call can be accessed by dialing (844) 233-0113 in the United States or (574) 990-1008 outside the United States. The conference confirmation number is 8359947. An audio webcast replay, presentation slides and transcript will also be available by accessing the Investors section on the DCP website at www.dcpmidstream.com.
NON-GAAP FINANCIAL INFORMATION
This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, distributable cash flow and adjusted segment EBITDA, forecasted adjusted EBITDA and forecasted distributable cash flow. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. DCP's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including operating revenues, net income or loss attributable to partners, net cash provided by or used in operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by DCP may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner.
DCP defines adjusted EBITDA as net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations.
The commodity derivative non-cash losses and gains result from the marking to market of certain financial derivatives used by us for risk management purposes that we do not account for under the hedge method of accounting. These non-cash losses or gains may or may not be realized in future periods when the derivative contracts are settled, due to fluctuating commodity prices.
Adjusted EBITDA is used as a supplemental liquidity and performance measure and adjusted segment EBITDA is used as a supplemental performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to assess:

•	financial performance of DCP's assets without regard to financing methods, capital structure or historical cost basis;

•	DCP's operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure;

•	viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities;

•	performance of DCP's business excluding non-cash commodity derivative gains or losses; and

•
in the case of Adjusted EBITDA, the ability of DCP's assets to generate cash sufficient to pay interest costs, support its indebtedness, make cash distributions to its unitholders and general partner, and pay maintenance capital expenditures.

DCP defines adjusted segment EBITDA for each segment as segment net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted segment EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations for that segment.
DCP defines distributable cash flow as adjusted EBITDA less maintenance capital expenditures, net of reimbursable projects, interest expense, cumulative cash distributions earned by the Series A, Series B and Series C Preferred Units (collectively the "Preferred Limited Partnership Units") and certain other items.
Maintenance capital expenditures are cash expenditures made to maintain DCP's cash flows, operating capacity or earnings capacity. These expenditures add on to or improve capital assets owned, including certain system integrity, compliance and safety improvements. Maintenance capital expenditures also include certain well connects, and may include the acquisition or construction of new capital assets. Income attributable to preferred units represent cash distributions earned by the Preferred Limited Partnership Units. Cash distributions to be paid to the holders of the Preferred Limited Partnership Units, assuming a distribution is declared by DCP's board of directors, are not available to common unit holders. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices and interest rates. DCP compares the distributable cash flow it generates to the cash distributions it expects to pay to its partners. Using this metric, DCP computes its distribution coverage ratio. Distributable cash flow is used as a supplemental liquidity and performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess DCP's ability to make cash distributions to its unitholders and its general partner.
ABOUT DCP MIDSTREAM, LP
DCP Midstream, LP (NYSE: DCP) is a Fortune 500 midstream master limited partnership headquartered in Denver, Colorado, with a diversified portfolio of gathering, processing, logistics and marketing assets. DCP is one of the largest natural gas liquids producers and marketers and one of the largest natural gas processors in the U.S. The owner of DCP’s general partner is a joint venture between Enbridge and Phillips 66. For more information, visit the DCP Midstream, LP website at www.dcpmidstream.com.

CAUTIONARY STATEMENTS
This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond DCP's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, DCP's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.
The key risk factors that may have a direct bearing on DCP's results of operations and financial condition are described in detail in the "Risk Factors" section of DCP's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in DCP's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward looking statements contained herein speak as of the date of this announcement. DCP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.

Investors or Analysts:
Irene Lofland, 303-605-1822

DCP MIDSTREAM, LP
FINANCIAL RESULTS AND
SUMMARY FINANCIAL DATA
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Millions, except per unit amounts)
Sales of natural gas, NGLs and condensate	$2,366	$2,209	$9,374	$7,850
Transportation, processing and other	118	178	489	652
Trading and marketing gains (losses), net	123	(50)	(41)	(40)
Total operating revenues	2,607	2,337	9,822	8,462
Purchases and related costs	(1,995)	(1,946)	(8,019)	(6,885)
Operating and maintenance expense	(217)	(148)	(760)	(661)
Depreciation and amortization expense	(99)	(97)	(388)	(379)
General and administrative expense	(77)	(88)	(276)	(290)
Asset impairments	(145)	—	(145)	(48)
Gain on sale of assets, net	—	—	—	34
Other (expense) income, net	(4)	4	(11)	(11)
Total operating costs and expenses	(2,537)	(2,275)	(9,599)	(8,240)
Operating income	70	62	223	222
Loss from financing activities	—	—	(19)	—
Interest expense, net	(66)	(70)	(269)	(289)
Earnings from unconsolidated affiliates	92	69	370	303
Income tax (expense) benefit	(1)	3	(3)	(2)
Net income attributable to noncontrolling interests	(1)	(4)	(4)	(5)
Net income attributable to partners	94	60	298	229
Series A preferred partner's interest in net income	(9)	(4)	(37)	(4)
Series B preferred partner's interest in net income	(3)	—	(8)	—
Series C preferred partner's interest in net income	(2)	—	(2)	—
General partner's interest in net income	(41)	(42)	(164)	(164)
Net income allocable to limited partners	39	14	87	61

Net income per limited partner unit — basic and diluted	$0.28	$0.10	$0.61	$0.43

Weighted-average limited partner units outstanding — basic and diluted	143.3	143.3	143.3	143.3

	December 31,	December 31,
	2018	2017
	(Millions)

Cash and cash equivalents	$1	$156
Other current assets	1,270	1,166
Property, plant and equipment, net	9,135	8,983
Other long-term assets	3,860	3,573
Total assets	$14,266	$13,878

Current liabilities	$1,379	$1,488
Current debt	525	—
Long-term debt	4,782	4,707
Other long-term liabilities	283	245
Partners' equity	7,268	7,408
Noncontrolling interests	29	30
Total liabilities and equity	$14,266	$13,878

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Millions)
Reconciliation of Non-GAAP Financial Measures:
Net income attributable to partners	$94	$60	$298	$229
Interest expense, net	66	70	269	289
Depreciation, amortization and income tax expense, net of noncontrolling interests	100	93	390	380
Distributions from unconsolidated affiliates, net of earnings	24	28	71	64
Asset impairments	145	—	145	48
Loss from financing activities	—	—	19	—
Other non-cash charges	3	—	8	13
Gain on sale of assets, net	—	—	—	(34)
Non-cash commodity derivative mark-to-market	(187)	29	(108)	28
Adjusted EBITDA	$245	$280	$1,092	$1,017
Interest expense, net	(66)	(70)	(269)	(289)
Maintenance capital expenditures, net of noncontrolling interest portion and reimbursable projects	(30)	(26)	(99)	(90)
Preferred unit distributions ***	(14)	(4)	(47)	(4)
Other, net	3	(4)	7	9
Distributable cash flow	$138	$176	$684	$643

Net cash provided by operating activities	$121	$212	$662	$896
Interest expense, net	66	70	269	289
Net changes in operating assets and liabilities	244	(20)	278	(173)
Non-cash commodity derivative mark-to-market	(187)	29	(108)	28
Other, net	1	(11)	(9)	(23)
Adjusted EBITDA	$245	$280	$1,092	$1,017
Interest expense, net	(66)	(70)	(269)	(289)
Maintenance capital expenditures, net of noncontrolling interest portion and reimbursable projects	(30)	(26)	(99)	(90)
Preferred unit distributions ***	(14)	(4)	(47)	(4)
Other, net	3	(4)	7	9
Distributable cash flow	$138	$176	$684	$643

*** Represents cumulative cash distributions earned by the Series A, B and C Preferred Units, assuming distributions are declared by DCP's board of directors.

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT FINANCIAL RESULTS AND OPERATING DATA
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Millions, except as indicated)		(Millions, except as indicated)
Logistics and Marketing Segment:
Financial results:
Segment net income attributable to partners	$152	$88	$509	$366
Non-cash commodity derivative mark-to-market	(26)	9	4	4
Depreciation and amortization expense	4	3	15	14
Distributions from unconsolidated affiliates, net of earnings	18	14	49	40
Other charges	—	—	—	9
Adjusted segment EBITDA	$148	$114	$577	$433

Operating and financial data:
NGL pipelines throughput (MBbls/d)	601	503	582	460
NGL fractionator throughput (MBbls/d)	55	47	58	48
Operating and maintenance expense	$11	$10	$47	$41

Gathering and Processing Segment:
Financial results:
Segment net income attributable to partners	$89	$132	$374	$454
Non-cash commodity derivative mark-to-market	(161)	20	(112)	24
Depreciation and amortization expense, net of noncontrolling interest	88	86	345	342
Asset impairments	145	—	145	48
Gain on sale of assets, net	—	—	—	(34)
Distributions from unconsolidated affiliates, net of earnings	6	14	22	24
Other charges	3	—	7	4
Adjusted segment EBITDA	$170	$252	$781	$862

Operating and financial data:
Natural gas wellhead (MMcf/d)	4,930	4,603	4,769	4,531
NGL gross production (MBbls/d)	403	406	413	375
Operating and maintenance expense	$200	$133	$692	$602

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018		2018
	(Millions, except as indicated)
Reconciliation of Non-GAAP Financial Measures:
Distributable cash flow	$138		$684
Distributions declared **	$154		$618
Distribution coverage ratio - declared	0.90	x	1.11	x

Distributable cash flow	$138		$684
Distributions paid ***	$155		$658
Distribution coverage ratio - paid	0.89	x	1.04	x

	Quarter Ended March 31, 2018	Quarter Ended June 30, 2018	Quarter Ended September 30, 2018	Quarter Ended December 31, 2018	Twelve Months Ended December 31, 2018
	(Millions, except as indicated)

Distributable cash flow	$171	$166	$209	$138	$684
Distributions declared **	$155	$154	$155	$154	$618
Distribution coverage ratio - declared	1.10x	1.08x	1.35x	0.90x	1.11x

Distributable cash flow	$171	$166	$209	$138	$684
Distributions paid ***	$194	$155	$154	$155	$658
Distribution coverage ratio - paid	0.88x	1.07x	1.36x	0.89x	1.04x

** There were no IDR givebacks reflected in distributions declared for the three and twelve months ended December 31, 2018.

*** Distributions paid reflect the payment of $40 million of IDR givebacks previously withheld during the three months ended March 31, 2018.

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Twelve Months Ended
	December 31, 2019
	Low	High
	Forecast	Forecast
	(Millions)
Reconciliation of Non-GAAP Measures:
Forecasted net income attributable to partners	$335	$465
Distributions from unconsolidated affiliates, net of earnings	65	75
Interest expense, net of interest income	290	310
Income taxes	5	5
Depreciation and amortization, net of noncontrolling interests	410	420
Non-cash commodity derivative mark-to-market	40	10
Forecasted adjusted EBITDA	1,145	1,285
Interest expense, net of interest income	(290)	(310)
Maintenance capital expenditures, net of reimbursable projects	(90)	(110)
Preferred unit distributions ***	(60)	(60)
Other, net	(5)	(5)
Forecasted distributable cash flow	$700	$800

*** Represents cumulative cash distributions earned by the Series A, B and C Preferred Units, assuming distributions are declared by DCP's board of directors.